UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 16, 2015 Advanced Energy Industries, Inc. (the “Company”) announced that it had appointed Thomas Liguori as the Company’s Executive Vice President and Chief Financial Officer effective May 18, 2015.

Mr. Liguori (age 57) has served as the Chief Financial Officer and Executive Vice President of Multi-Fineline Electronix, Inc. (Nasdaq: MFLX) since February 2008. Multi-Fineline Electronix, Inc. is one of the world’s largest producers of flexible printed circuits and flexible circuit assemblies. Prior to Multi-Fineline Electronix, Inc., Mr. Liguori served as Chief Financial Officer at Hypercom, Inc. from November 2005 to February 2008, where he designed and built the global finance and administration functions. From February 2005 to November 2005, Mr. Liguori served as Vice President, Finance and Chief Financial Officer at Iomega Corporation, a publicly traded provider of storage and network security solutions, and from April 2000 to February 2005, as Chief Financial Officer at Channell Commercial Corporation, a publicly traded designer and manufacturer of telecommunications equipment. Prior to that time, Mr. Liguori served as Chief Financial Officer of Dole Europe for Dole Food Company, serving as the top-ranking financial and IT executive in Dole’s operations in Europe, Africa and the Middle East, and as Vice President of Finance at Teledyne. Mr. Liguori began his career with Honeywell and served as a management consultant with Deloitte & Touche LLP. Mr. Liguori holds a Bachelor’s in Business Administration, Summa Cum Laude, from Boston University and completed a Master’s in Business Administration in Finance, Summa Cum Laude, from Arizona State University. He is a Certified Management Accountant and a Certified Financial Manager.

There are no family relationships between Mr. Liguori and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Liguori that would require disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release on April 16, 2015, announcing the appointment of Mr. Liguori as the Company’s Executive Vice President and Chief Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Summary of Offer Letter to Mr. Thomas Liguori

Pursuant to the Offer Letter dated April 8, 2015, Mr. Liguori will receive an annual base salary of $400,000. In addition to base salary, Mr. Liguori is eligible for discretionary short- and long-term incentive compensation as described below. The Company’s 2015 Short Term Incentive Plan (“STIP”) is an annual cash incentive plan with performance metrics set each year. Cash incentives will be paid to Mr. Liguori under the STIP only if the Company meets certain defined performance metrics previously established by the Board of Directors related to revenue, non-GAAP operating income from continuing operations excluding restructuring charges (“non-GAAP OI”) and operating cash flow (cash flow excluding restructuring charges adjusted for changes in working capital). For changes in working capital, the Compensation Committee would exclude favorable impacts resulting from acquired cash in an acquisition. These performance metrics carry a different weight in funding the corporate bonus pool with revenue at 50%, non-GAAP OI at 30% and operating cash flow at 20% (generally referred to herein as “corporate achievement”). The corporate achievement scale funds the bonus pool 50% at threshold, 100% at target, and 200% at stretch, however the non-GAAP OI threshold must be met to trigger pool funding for the revenue and non-GAAP OI portions. The target bonus opportunity for Mr. Liguori is 60% of base pay, with an aggregate annual bonus opportunity ranging from $0 to 200% of base pay, pro rata based upon the portion of the fiscal year that he is employed by the Company.

Mr. Liguori will not be eligible to participate in the Company’s 2015 Long-Term Incentive Plan (the “2015 LTIP”), but is expected to participate in any long term incentive plan adopted for 2016 and subsequent years.

Although Mr. Liguori will not participate in the 2015 LTIP, the Offer Letter provides that upon the commencement of his employment Mr. Liguori is expected to be granted two separate awards of restricted stock units. The first such award would be a long-term incentive grant of restricted stock units to have an estimated grant date value of $600,000, with the restricted stock units vesting in one-third increments on each anniversary date of the grant. The second award of restricted stock units expected to be granted to Mr. Liguori would represent a one-time grant of restricted stock units having a value of $1.2 million on the date of grant, with one half of the restricted stock units vesting on each anniversary date of the date of grant. Mr. Liguori must remain an employee of the Company for each of the grants to vest in accordance with their terms. In addition, the terms of each of these grants of restricted stock units will be subject to the terms of the Company’s 2008 Omnibus Incentive Plan and related award agreements applicable to the grants.

Mr. Liguori is expected to receive a one-time new hire bonus of $200,000. That bonus is subject to forfeiture if Mr. Liguori’s employment with the Company is terminated under certain circumstances within one year of his start date. Mr. Liguori will also receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans, as applicable. In connection with his relocation to the Company’s headquarters in Fort Collins, Colorado, Mr. Liguori will be reimbursed for customary out-of-pocket expenses he incurs, on the terms and subject to the conditions of the Company’s relocation policy. Should Mr. Liguori leave the Company within one year of his start date, relocation amounts are required to be repaid to the Company, as more fully described in the Offer Letter.

The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Offer Letter are incorporated herein by this reference.

Change in Control Agreement

The Company will enter into an Executive Change in Control Agreement with Mr. Liguori (the “CIC Agreement”) on or shortly after he joins the Company on May 18, 2015. The CIC Agreement will provide Mr. Liguori with severance payments and certain benefits in the event of his Involuntary Termination. An “Involuntary Termination” will be deemed to have occurred if Mr. Liguori's employment is terminated at the time of or following a Change in Control (as defined in the CIC Agreement) before the end of the CIC Period (as defined in the CIC Agreement) (i) by the Company without Cause (as defined in the CIC Agreement) or (ii) by Mr. Liguori for Good Reason (as defined in the CIC Agreement). Any amounts payable to Mr. Liguori pursuant to the CIC Agreement, except for any Accrued Compensation (as defined in the CIC Agreement), will be contingent on Mr. Liguori's provision to the Company of a release of claims.

In the event of termination of Mr. Liguori’s employment under circumstances constituting an Involuntary Termination, he will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to (i) one (1) times his then current annual base salary plus (ii) his target bonus for the year in which the termination is effected, (c) continuation of benefits for 18 months following the period for revocation of the release, unless Mr. Liguori commences employment with another employer, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf, if he had continued to be employed for 12 months following the period for revocation of the release, and (e) reimbursement, up to $15,000, for outplacement services.

Mr. Liguori’s Options (if any) and RSUs (each as defined in the CIC Agreement) will also accelerate in full upon an Involuntary Termination following a Change in Control before the end of the CIC Period. The termination of Mr. Liguori’s employment without Cause during a Pending Change in Control (as defined in the CIC Agreement) will not accelerate the vesting of Options or RSUs held by Mr. Liguori, unless the Change in Control is effected within 3 months following the Date of Termination (as defined in the CIC Agreement), in which case Mr. Liguori’s Options and RSUs will vest in full.

The foregoing is a summary of the material terms of the CIC Agreement and is qualified in its entirety by reference to the form of CIC Agreement. A copy of the form of CIC Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and the terms the CIC Agreement are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Thomas Liguori dated April 8, 2015
10.2	Form of Executive Change in Control Agreement (EVP Level)
99.1	Press Release dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas. O. McGimpsey
Date: April 16, 2015	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter to Thomas Liguori dated April 8, 2015
10.2	Form of Executive Change in Control Agreement (EVP Level)
99.1	Press Release dated April 16, 2015